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                                                                    EXHIBIT 23.4

                         [LETTERHEAD OF ERNST & YOUNG]

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of SEQUUS Pharmaceuticals, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of ALZA Corporation for the registration of 13,600,000 shares of its common stock, and to the incorporation by reference therein of our report dated January 28, 1998, with respect to the consolidated financial statements and schedule of SEQUUS Pharmaceuticals, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
February 10, 1999